                                                                    EXHIBIT 10.7
M C I
                          SPECIAL CUSTOMER ARRANGEMENT

This MCI Special Customer Arrangement together with all Attachments hereto (this "Agreement") is made by and between MCI TELECOMMUNICATIONS CORPORATION ("MCI") and DIGITAL GENERATION SYSTEMS, INC. ("Customer") and will be binding only upon signature of both parties. The rates, discounts and certain other provisions applicable to MCI tariffed services (the "Services") as set forth in this Agreement will be effective one (1) month from Completed the first day of the next billing cycle following Customer's signature date (the "Effective Date") if Customer promptly delivers the signed Agreement to MCI. All capitalized terms used in this Agreement and not defined herein will have the meaning ascribed to them in the Tariff(as defined below).

1. SERVICE PROVISIONING AND RECEIPT. MCI will provide to Customer international, or interstate, intrastate and local telecommunications "service(s)" as hereinafter defined) pursuant to the applicable tariffs and price lists of MCI and its U.S. based affiliates (individually, a "Tariff' and collectively, the "Tariffs"), each as supplemented by this Agreement to the extent permitted by law. This Agreement incorporates by reference the terms of each such Tariff. MCI may modify its Tariff from time to time in accordance with law and thereby affect the services furnished to Customer. This Agreement is a "Specialized Customer Arrangement" as defined in Section B-17.03 of the Tariff.

     If prior to the expiration of the "Term" (as hereinafter defined) of this Agreement, MCI voluntarily or involuntarily as a result of government or judicial action cancels, in whole or in part, any tariff on file with the Federal Communications Commission ("FCC"), where the affected provisions prior to such cancellation applied to any service(s) MCI provides under this Agreement, then effective on such cancellation and for the remainder of the Termthis Agreement shall consist of the following. in order of precedence from (a) through (c):

      (a) MCI Tariff provisions that remain effect ("Effective Tariffs"), as MCI may amend from time to time in accordance with law; and

      (b) Specific provisions contained in this Agreement that expressly apply in lieu of, or that apply in addition to, provisions contained in Effective Tariffs and/or in MCI's standard Guide to Services and Pricing ("Price Guide"); and

      (c)  Provisions contained in the Price Guide to the extent that (a) and
           (b) above are not applicable. MCI may amend the Price Guide from time to time and will maintain the Price Guide open for public inspection at one or more offices during normal business hours. Immediately prior to the cancellation of any tariff provisions applicable to service(s) provided under this Agreement, MCI shall incorporate such provisions into the Price Guide and if MCI fails to incorporate any such provisions, such provisions shall be deemed incorporated into this Agreement as if MCI had so incorporated such provisions in the Price Guide.


     In all events, the applicable rates and rate schedules shall continue to be subject to any discounts, waivers, credits, or restrictions on rate changes that may be contained in this Agreement. Where rate and/or discount adjustments would have been made by reference to any canceled , tariff rate, rate schedule, discount and/or discount schedule, these adjustments shall instead be made by reference to the Price Guide. To the extent that any adjustment to tariffed rates, rate schedules, discounts and/or discount schedules is permitted under this Agreement, such adjustment may be made by MCI to its Price Guide

2. TARIFF OPTION. MCI shall, if required, file a Tariff option (a "Tariff Option") consistent with the terms of Attachment A, which is incorporated into this Agreement by this reference, and applicable regulatory authority.

3. CONFIDENTIAL INFORMATION. Customer will not disclose to any third party during the Term, or


                                MCI CONFIDENTIAL
     during the three in (3) year period after expiration or termination of this Agreement, any of the terms and conditions of this Agreement unless such disclosure is lawfully required by any federal governmental agency or is otherwise required to be disclosed by law or isnecessary in any legal proceeding establishing rights and obligations under this Agreement. reserves the right to terminate this Agreement by giving written notice to Customer the event of any unpermitted disclosure hereunder.

4. GOVERNING LAW. This Agreement, and all causes of action arising out of this Agreement, will be subject to the Communications Act of 1934, as (the "Act"), or, if any part of this Agreement is not governed by the Act, by the domestic law of the State of New York without regard to its choice of law principles.

5. WAIVER. No waiver of any of the provisions of this Agreement shall be binding unless it is in writing and signed by the party making the waiver. No waiver shall be deemed, shall constitute, a waiver of any other provision, whether or not similar, and no waiver shall be deemed, or shall constitute, a continuing waiver.

6. NOTICES. All notices, requests, or other communications (excluding invoices) hereunder will be in writing and either transmitted via facsimile, overnight courier, hand delivery or certified or registered mail, postage prepaid and return receipt requested to the parties at the addresses below or such other addresses as may be specified by written notice. All notices will be effective when received.

7. SEVERABILITY. All provisions of this Agreement are severable, and the unenforceability or invalidity of any of the provisions will not affect the validity or enforceability of the remaining provisionsamended , The remaining provisions will be construed in such a manner as to carry out the full intention of the parties. Section titles or references used in this Agreement will not have substantive meaning or content and are not a part of this Agreement.

8. ENTIRE AGREEMENT. This Agreement, together with the Tariffs, constitutes the entire agreement between the parties with respect to its subject matter and supersedes all other representations, understandings or agreements which are not expressed herein, whether oral or written. No amendment to this Agreement will be valid unless in writing and signed by both parties.

9. ACCEPTANCE DEADLINE. This Agreement shall be of no force and effect and the offer contained herein shall be withdrawn unless this Agreement is executed by Customer and delivered to MCI on or before April 22, 1997.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the dates set forth below.

         MCI TELECOMMUNICATIONS CORPORATION
         201 Spear Street
         San Francisco, CA 94105

         By:    /s/ Jon McGuire
            ----------------------------

         Jon McGuire, Vice President, Finance

         Date: 05/09/97
              --------------------------

         DIGITAL GENERATION SYSTEMS, INC.
         875 Battery Street
         San Francisco, CA 94111

         By:    /s/ Henry W. Donaldson
             -----------------------------
         Name:    Henry W. Donaldson
              ----------------------------
         Title:   President and CEO
               ---------------------------
         Date:per     April 21, 1997
                 -------------------------


                                MCI CONFIDENTIAL

                            ATTACHMENT A TO AGREEMENT

This Attachment A to the Agreement contains the rates, discounts and certain other provisions applicable to the Services provided to Customer pursuant to the Agreement.

1. Term; Ramp Period; Contract Year. The Term will begin on the Effective Date and end fifty-four (54) months later (the "Term"). The first six (6) months of the Term will constitute the "Ramp Period". Each consecutive twelve (12) month period of the Term commencing on the expiration of the Ramp Period MCI and on each anniversary of said expiration will be a "Contract Year". Commencing with the Effective Date and at all times during the Ramp Period, Customer will receive the rates, discounts, charges and credits set forth herein and will not be subject to any minimum usage requirements.

2.   Selected Definitions.

     2.1 "Base Rates" shall mean the rates as reduced by the discounts (except for the credits applied pursuant to paragraphs 5.4 and 5.5 below) provided to Customer pursuant to this Agreement or for "Services" (as hereinafter defined) not specifically set forth herein, the rates set forth in the Tariffs following application of all applicable tariffed discounts.

     2.2 "Postalized Rates" shall refer to per minute rates for Services that are not nondistance-sensitive.

     2.3 "Services" shall refer to any one or more of those telecommunications services provided to Customer pursuant to the Tariffs, including MCI-provided domestic access.

     2.4 "Usage Charges" shall mean Customer's recurring usage charges for the Services calculated at Base Rates. Usage Charges do not include the following: (i) taxes and tax related surcharges; (ii) charges for any non-Tariffed services; (iii) charges for equipment and collocation; and (iv) charges incurred where MCI or an MCI affiliate acts as agent for Customer in the acquisition of goods or services.

3. Annual Minimum. During each Contract Year, Customer's Usage Charges must equal or exceed a minimum volume amount depending on the Contract Year as forth below (the "Annual Minimum")

                                         Annual Minimum
                                         --------------
           First Contract Year           [XXXXXXXXXX]**
           Second Contract Year          [XXXXXXXXXX]**
           Third Contract Year           [XXXXXXXXXX]**
           Fourth Contract Year          [XXXXXXXXXX]**

     3.1 Frame Relay Subminimum. During each Contract Year, Customer's Usage Charges for MCI HyperStream Frame Relay Service must equal or exceed a minimum volume amount depending on the Contract Year as forth below (the "Frame Relay Subminimum").

                                         Frame Relay Subminimum
                                         ----------------------
           First Contract Year           [XXXXXXXX]**
           Second Contract Year          [XXXXXXXX]**
           Third Contract Year           [XXXXXXXX]**
           Fourth Contract Year          [XXXXXXXX]**

4. Rates and Discounts for the Services. Except as expressly provided to the contrary, the rates, charges, discounts and/or credits set forth herein are in lieu of, and not in addition to, any other rates, charges, discounts and/or credits (tariffed or otherwise). For Services not specifically set forth herein, Customer will be charged MCI's


                                MCI CONFIDENTIAL
                                     ATT.A-1

**Omitted portions have been filed with the Securities and Exchange Commision.



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     standard Tariffed rates. References in this Attachment A to standard
     Tariffed rates and/or discounts refer to the corresponding standard rates and/or discounts set forth in the applicable Tariffs for such Service(s) and in the event that MCI voluntarily or involuntarily as a result of government or judicial action cancels in whole or in part any tariff on file with the Federal Communications Commission, such references shall refer to the corresponding rates and/or discounts set forth in the Price Guide for such Service(s). All references to "intrastate" and "interstate" contained herein shall refer to domestic Services only. "Peak" rates apply during the Business Day or standard rate periods and "Off-Peak" rates apply during all other times.

     4.1 MCI Vnet Service/MCI Outbound Switched Digital Service (54/64kbps). Customer will pay the following for MCI Vnet Service/MCl Outbound Switched Digital Service (54/64 kbps):

          4.1.1 Interstate MCI Vnet Service/MCI Outbound Switched Digital Service (54/64 kbps). Customer will pay the following Postalized Rates for interstate MCI Vnet Service/MCI Outbound Switched Digital Service (54/64 kbps), including interstate Vnet Card Service, based on the origination/termination of the call. These Postalized Rates will fluctuate with changes in the Tariffs. These Postalized Rates will be adjusted on the first day of each January during each calendar year of the Term by an amount equal to the same percentage by which standard Tariffed interstate MCI Vnet Service/MCI Outbound Switched Digital Service (54/64 kbps) rates were adjusted during the immediately preceding calendar year up to a maximum fluctuation of three percent (3%).

                  Origination/Termination                       Rate
                  -----------------------                       ----
                  Dedicated/Dedicated                         [XXXXX]**
                  Switched/Dedicated                          [XXXXX]**
                  Dedicated/Switched                          [XXXXX]**
                  Switched/Switched                           [XXXXX]**

          4.1.2 International MCI Vnet Service. For international MCI Vnet Service (Option 6, Vnet U.S. Originations, Section C-3.0739 of MCI Tariff FCC No. 1), including international Vnet Card Service, : Customer will pay standard networkMCI One Tariffed rates less a thirty percent (30%) discount.

          4.1.3 lntrastate MCI Vnet Service. For intrastate MCI Vnet Service, including intrastate Vnet Card Service, Customer will pay standard networkMCI One Tariffed rates without application of any discounts (tariffed or otherwise).

          4.1.4 Vnet Card Surcharge. Notwithstanding anything herein to the contrary, Customer will pay the standard Tariffed per call surcharge for all Vnet Card calls.

     4.2 MCI Toll Free Service. Customer will pay the following rates for MCI Toll Free Service:

          4.2.1 Interstate MCI Toll Free Service. Customer will pay the following Postalized Rates for MCI Toll Free Service, based on termination type. These Postalized Rates will fluctuate with changes in the Tariffs. These Postalized Rates will be adjusted on the first day of each January of each calendar year of the Term by an amount equal to the same percentage by which standard Tariffed interstate MCI Toll Free Service rates were adjusted during the immediately preceding calendar year up to a maximum fluctuation of three percent (3%).

                  Termination                                  Rate
                  -----------                                  ----
                  Dedicated Access Line                       [XXXXX]**
                  Business Line                               [XXXXX]**


                                MCI CONFIDENTIAL
                                     ATT.A-2

**Omitted portions have been filed with the Securities and Exchange Commision.

           4.2.2 International MCI Toll Free Service. For international MCI Toll Free Service, Customer will pay standard Tariffed rates less a fixed thirty percent (in 30%) discount off standard Tariffed rates.

           4.2.3 Intrastate MCI Toll Free Service. For intrastate MCI Toll Free Service, Customer will pay standard Tariffed rates without application of any discounts (tariffed or otherwise).

     4.3 Domestic networkMCI Audio Conferencing. For networkMCI Audio Conferencing, the Customer will pay a per bridge port charge of [XXXXXXXXXX]** minute of use, with rounding to the next higher full minute for Unattended Meet-Me calls and [XXXXXXXXXX]** per minute of use, with rounding to the next higher full minute for Dial-Out networkMCl Conferencing calls. MCI will waive per bridge port set-up fees.

     4.4 Dedicated Access Services. Customer subscribes to and will receive the discounts off local loop charges only for channelized and unchannelized T-I access, DS0 access and DDS access and analog access provided pursuant to MCI's five (5) year Access Pricing Plan ("APP"). On a semi-annual basis, MCI will review the number of Customer's T-1 access circuits that are in service under this Agreement. On a going-forward basis only, MCI will provide Customer with the following discounts off local loop charges and credits toward AC/COC charges per T-1 circuit depending on the number of T-I circuits as follows:

           Total T-I Circuits    Local Loop Discoun     Credit Per T- 1 Circuit
           ------------------    ------------------     -----------------------
           less than 250             [XXXXXX]**            [XXXXXXXXXXX]**
           250 and greater           [XXXXXX]**            [XXXXXXXXXXX]**

           *discount provided pursuant to the 5 year APP.

     4.5 Dedicated Leased Line Services. For MCI Dedicated Leased Line Services, Customer will pay standard Tariffed rates less the discounts associated with the four (4) year and [XXXXXXXXXXXXXX]** [XXXXXXXXXXX]** Network Pricing Plan as set forth in the Tariff. The standard term and volume commitments set forth in the Tariff will not apply.

     4.6 Domestic MCI HyperStream Frame Relay Service. For MCI HyperStream Frame Relay Service, the Customer will receive a [XXXXXXXXXXXXXX]** discount on tariffed HyperStream Frame Relay Service recurring port and PVC charges.

     4.7 Charges Not Eligible for Discount. The rates and discounts set forth in this Section 4 do not apply to the following: charges for MCI Services other than those set forth in Section 4; non-Tariffed products; access or egress (or related) charges imposed by third parties; standard Tariffed non-recurring charges, calling card surcharges and taxes or tax-like surcharges.

5.   Credits.

     5.1 Installation Credit. Customer shall receive a credit of up [XXXXXXXXXXX]** for the one-time installation and other one-time, non-recurring, standard (non-expedite) charges associated with the implementation of domestic Services under this Agreement. Such credits will be issued from time to time throughout the Term as MCI services are installed by Customer and shall be applied following application of all standard Tariffed installation promotions.

     5.2 Completion Credit. Provided that Customer completes the Term, Customer will receive a credit of [XXXXXXXXX]** which will be applied against Customer's interstate Usage Charges in the fifty-fourth
           (54th) month of the Term.


                                MCI CONFIDENTIAL
                                     ATT.A-3

**Omitted portions have been filed with the Securities and Exchange Commision.

     5.3 Interstate Service Credits. Customer will receive a monthly recurring credit (the "Interstate Service Credit") to be applied to Customer's interstate Usage Charges of Services hereunder equal to the sum of
           (i) the product of a fixed [XXXXXXXX]** discount multiplied by Customer's intrastate Vnet Usage Charges for the immediately preceding month at standard networkMCI One Tariffed rates plus (ii) a fixed discount of [XXXXXX]**multiplied by Customer's intrastate MCI Toll Free Usage Charges for the immediately preceding month at standard Tariffed rates. Notwithstanding the foregoing, in no event shall the amount of any such Interstate Service Credit exceed Customer's interstate Usage Charges for the month in which such credit is to be applied.

     5.4 Achievement CreditAt the completion of any Contract Year, if the Customer's Usage Charges during such Contract year equals or exceeds the applicable revenue tier set forth below, the Customer will receive a credit, equal to five percent (5%) of Customer's Usage Charges for such Contract Year. Such credit will be applied against the Customer's Usage Charges (exclusive of applicable taxes, surcharges, non-recurring charges and pass through access/egress or related charges). The Customer may receive only one of these credits for any Contract Year.

            Contract Year                      Qualifying Revenue Tier
            -------------                      -----------------------
            1                                  [XXXXXXXX]**
            2                                  [XXXXXXXX]**
            3                                  [XXXXXXXX]**
            4                                  [XXXXXXXX]**

     5.5 Off-Peak Achievement Credit: In any month of the Term after the Ramp Period (each, a "Monthly Period"), if Customer's Off-Peak minutes of MCI Vnet and MCI Outbound Switched Digital (54/64 kbps) Services equals a percentage of Customer's total minutes of MCI Vnet and MCI Outbound Switched Digital (54/64 kbps) Services, Customer will receive a credit equal to a percentage of Customer's Usage Charges for MCI Vnet and MCI Outbound Switched Digital (54/64 kbps) Services as set forth below:

            Percentage of Off-Peak Usage      Discount Percentage
            ----------------------------      -------------------
            40%                               [XXXX]**
            50%                               [XXXX]**
            60%                               [XXXX]**
            70%                               [XXXX]**
            80%                               [XXXX]**

6. Underutilization. If in any Contract Year, Customer's Usage Charges are less than the applicable Annual Minimum, then Customer will pay: (1) all accrued but unpaid usage and other charges incurred by Customer; and (2) an underutilization charge (which Customer agrees is reasonable) equal to the difference between Customer's Usage Charges during such Contract Year and the applicable Annual Minimum.

     6.1 If in any Contract Year, Customer's Usage Charges for MCI HyperStream Frame Relay Service are less than the applicable Frame Relay Subminimum, then Customer will pay:
          [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX]**

     6.2 Change in Technology: The Customer shall not be liable for the underutilization charges to the extent that the Customer has failed to satisfy the Annual Minimum or Frame Relay Subminimum solely as a result of a New Technology Change, provided that in any case the Customer shall use its best reasonable efforts to: (1) direct to MCI new traffic or traffic not currently carried by MCI in order to satisfy the

                                MCI CONFIDENTIAL
                                     ATT.A-4

**Omitted portions have been filed with the Securities and Exchange Commision.

          Annual Minimum and Frame Relay Subminimum; and (2) retain MCI as the provider of the services required pursuant to and/or as a result of the New Technology Change. "New Technology Change" means a change by Customer to a new technology which is not offered by MCI as a tariffed service at the time of, or within six (6) months of, the Customer's notice to MCI that the Customer intends to change to a new technology.

7. Termination Liability. If (1) Customer terminates this Agreement during the Term, for reasons other than (i) for "Cause" (as hereinafter defined) or
     (ii) to take service under another arrangement with MCI having equal or greater term and volume requirements or (2) MCI terminates this Agreement for Cause, Customer will pay within thirty (30) days after such termination: (a) all accrued but unpaid usage and other charges incurred through the date of such termination (b) an amount equal to one hundred and ten percent (110%) of the aggregate of the Annual Minimum(s), (or pro rata portion thereof for partial Contract Year) that would have been applicable for the remaining unexpired portion of the Term on the date of such termination. As used herein, "Cause" shall mean a failure of the other Party to perform a material obligation under this Agreement which failure is not remedied by the defaulting party within thirty (30) days after receipt of written notice thereof.

8. Payment Arrangements. Customer is required to pay MCI for Services within twenty-five (25) days after Customer's receipt of MCl's invoice.

9.   Exclusivity Requirement.

     9.1 Customer agrees it shall use MCI exclusively as its interexchange carrier ("IXC) during the Term hereof for one hundred percent (100%) of all IXC services for which Customer is not contractually committed at the execution of this Agreement including, without limitation, inbound toll free services, outbound voice services, conference calling services, domestic and international outbound, and domestic and international data services. Compliance with the foregoing exclusivity covenant shall be measured on a monthly basis based on Customer's dollar usage of all IXC services.

     9.2 After the Effective Date of this Agreement, but not more than once annually, MCI may request, and Customer shall provide to MCI in writing, Customer records, data and invoices pertaining to its total IXC service usage for the most recent twelve (12) month period preceding the request. MCI may review this information for the sole purpose of determining Customer's compliance with the exclusivity covenant set forth in Section 9.1 hereof. In the event that Customer breaches the covenant set forth in Section 9.1 above, Customer agrees to pay standard Tariffed rates for all Services received hereunder during the period of non-compliance with said covenants.

     9.3 The exclusivity covenant set forth in Section 9.1 hereof shall not apply to Customer's current satellite services. However, in the event that Customer's places its satellite service requirements under a competitive bidding process, Customer agrees to grant MCI the opportunity to provide a bid to contract for such satellite services.

10. Monitoring Conditions. Customer must satisfy the following conditions during each Contract Year. If Customer fails to satisfy any of the following conditions during any Contract Year, Customer will be billed and required to pay an additional Two Cents ($0.02) for each minute of usage of Services hereunder during such Contract Year that fails to satisfy the conditions below. Any additional charges assessed pursuant to this provision will be billed as a lump sum charge to one Customer account number.

     10.1 [XXXXXXXXXXXXXXXXX]** of Customer's total outbound traffic with dedicated origination and termination usage (as measured in minutes of use) must be MCI Outbound Switched Digital Service (54/64 kbps) usage;


                                MCI CONFIDENTIAL
                                     ATT.A-5

**Omitted portions have been filed with the Securities and Exchange Commision.

     10.2 [XXXXXXXXXXXXXX]** of Customer's total outbound traffic with dedicated origination and switched termination usage (as measured in minutes of use) must be MCI Outbound Switched Digital Service (54/64 kbps) usage;

     10.3 [XXXXXXXXXXXXXX]** of Customer's total MCI Vnet and Outbound Switched Digital Service (54/64 kbps) usage (as measured in minutes of use) must be Off-Peak usage.

                                MCI CONFIDENTIAL
                                     ATT.A-6

**Omitted portions have been filed with the Securities and Exchange Commision.